Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 3 TO

REVOLVING CREDIT AND TERM LOAN AGREEMENT

This Amendment No. 3 dated as of September 1, 2010 to the Revolving Credit and Term Loan Agreement (this “Amendment No. 3”), is entered into among Atlas Pipeline Partners, L.P., a Delaware limited partnership (“Borrower”), the Subsidiaries of the Borrower identified as “Guarantors” on the signature pages hereto (the “Guarantors”), the Lenders signatory hereto and Wells Fargo Bank, N.A. (successor by merger to Wachovia Bank, National Association), in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and amends the Revolving Credit and Term Loan Agreement dated as of July 27, 2007 (as amended by Amendment No. 1 and Agreement dated as of June 12, 2008 and Amendment No. 2 dated as of May 29, 2009 and as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into among the Borrower, the Guarantors named therein, the institutions from time to time party thereto as Lenders (the “Lenders”), the Administrative Agent and the other agents and arrangers named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Section 12.04 of the Credit Agreement provides that the Credit Agreement may be amended, modified and waived from time to time;

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement as set forth herein;

WHEREAS, subject to certain conditions, the Required Lenders are willing to agree to the amendments set forth in Section 1 hereof relating to the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

Section 1. Amendment to Credit Agreement

(a) Amendments to Section 1.02 of the Credit Agreement. Section 1.02 of the Credit Agreement is hereby amended as follows (with changes highlighted by underlining insertions and strikethrough text to mark deletions):

(i) The definition of “Consolidated EBITDA” is hereby amended and restated as follows:

“Consolidated EBITDA” means, for any trailing twelve-month period, the sum of (i) Consolidated Net Income for such period, plus without duplication (ii) the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income taxes, depreciation, depletion, amortization, non-cash compensation on long-term incentive plans, extraordinary, unusual or non-recurring charges relating to premiums or penalties paid to counterparties, in connection with the breakage, termination or unwinding of Hedging Agreements to the extent such charges are funded with the Net Cash Proceeds of an Equity Offering by the Borrower and other non-cash charges (other than a non-cash charge resulting from an accrual of a reserve for any cash charge in any future period) to Consolidated Net Income, including non-cash losses resulting from mark to market accounting of Hedging Agreements, plus without duplication (iii) the amount of dividends or distributions (other than a LM Preferred Interest Distribution Setoff) received in cash by the Borrower and its Consolidated Subsidiaries from Laurel Mountain, plus without duplication (iv) premiums associated with Hedging Agreements permitted to be entered into under this Agreement in an amount not to exceed 15% of the Consolidated EBITDA of Borrower and its Consolidated Subsidiaries for such period (in the case of this clause (iv) to the extent accompanied by reasonable evidence thereof satisfactory to the Administrative Agent); minus without duplication (v) non-cash credits to Consolidated Net Income including non cash gains resulting from mark to market accounting of Hedging Agreements. Consolidated EBITDA shall exclude any net after-tax gains or losses (less all fees, expenses and charges) attributable to a Disposition of assets other than in the ordinary course of business. For purposes of this Agreement, Consolidated EBITDA shall be adjusted on a pro forma basis, in a manner reasonably acceptable to the Administrative Agent, to include, as of the first day of any applicable period, the historical financial results of any acquisition permitted by Section 9.03(i) closed during such period and exclude, as of the first day of any applicable period, without duplication, the Consolidated EBITDA attributable to (i) assets divested by the Borrower; (ii) to the extent funded with the Net Cash Proceeds from an Equity Offering, losses (in an amount not to exceed the Net Cash Proceeds from such Equity Offering) resulting from the termination or unwinding of Hedging Agreements of the type described in Section 9.07(a) and (iii) the after-tax effect of income (loss) from the early extinguishment of and the interest payments made on Debt extinguished, in each case, occurring during such period or subsequent thereto but on or prior to the date of determination of Consolidated EBITDA; provided that the Consolidated EBITDA attributable to (I) the Appalachian Business; the NOARK Entities and the Sweetwater Gas Processing Plant located in Beckham County, Oklahoma, (II) termination or unwinding prior to March 31, 2009 of Hedging Agreements of the type described in Section 9.07(a) and (III) the after-tax effect of income (loss) from the early extinguishment of Debt prior to March 31, 2009 shall be included.”

(ii) The following definition shall be added in alphabetical order to read as follows:

“Elk City Asset Sale” shall mean the sale of the Elk City System to Enbridge Energy Partners, L.P. on the terms in effect on the Amendment No. 3 Effective Date with only such changes as would not be adverse to the Administrative Agent or Lenders; it being understood and agreed that any reduction in the purchase price in excess of 10% shall be adverse to the Administrative Agent and the Lenders.

(b) Section 9.03(g) of the Credit Agreement is hereby amended and restated as follows (with changes highlighted by underlining insertions and strikethrough text to mark deletions):

“(i) the Appalachian Business Investment and (ii) additional investments by the Borrower and its Consolidated Subsidiaries in Laurel Mountain to fund the Borrower’s pro rata share of capital contributions to Laurel Mountain required to be made in accordance with the Laurel Mountain LLC Agreement in an aggregate amount not to exceed (A) for all years other than the fiscal year ended December 31, 2010, $10 million per annum or (B) solely with respect to the fiscal year ended December 31, 2010, $60 million (which amounts, for avoidance of doubt, shall not include capital contributions made with the LM Preferred Interest Distribution Setoff); provided that if the aggregate amount of investments made in any fiscal year pursuant to this sub clause (ii) shall be less than $10 million or $60 million, as applicable, then the amount of such shortfall may be added to the amount of investments permitted pursuant to this sub clause (ii) for the immediately succeeding (but not any other) fiscal year (it being understood that investments made in any fiscal year pursuant to this sub clause (ii) shall be counted first against the

$10 million available to be spent in such fiscal year and second against the unused amount, if any, carried over from the immediately prior fiscal year); provided, further that (x) no cash investments or contribution may be made by the Borrower and its Consolidated Subsidiaries pursuant to this clause (ii) unless and until all the mandatory prepayments of the WFSG Promissory Note that the Borrower or its Consolidated Subsidiaries have the right to require to be made in such fiscal year and all prior fiscal periods have been made.”

(c) Section 9.12 of the Credit Agreement is hereby amended by adding at the end of such section:

“; provided that the maximum Senior Secured Leverage Ratio set forth in the table above shall be revised to 2.75 to 1.00 in respect of each fiscal quarter of the Borrower ending on and after the consummation of the Elk City Asset Sale.”

(d) Section 9.13 of the Credit Agreement is hereby amended by adding at the end of such section:

“; provided that the minimum Coverage Ratio set forth in the table above shall be revised to 2.50 to 1.00 in respect of each fiscal quarter of the Borrower ending on and after the consummation of the Elk City Asset Sale.

(e) Section 9.14 of the Credit Agreement is hereby amended by adding at the end of such section:

“; provided that the maximum Leverage Ratio set forth in the table above shall be revised to 4.75 to 1.00 for all periods in respect of each fiscal quarter of the Borrower ending on and after the consummation of the Elk City Asset Sale.”

Section 2. Conditions Precedent to the Effectiveness of this Amendment No. 3.

(a) This Amendment No. 3 shall become effective as of the date hereof (the “Amendment No. 3 Effective Date”) when, and only when, each of the following conditions precedent shall have been (or is or will be substantially concurrently therewith) satisfied or waived by the Administrative Agent:

(i) The Administrative Agent shall have received counterparts of this Amendment No. 3, duly executed by (1) the Borrower, (2) the Administrative Agent and (3) the Required Lenders;

(ii) The Administrative Agent shall have received an opinion of legal counsel for the Borrower, dated the Amendment No. 3 Effective Date and addressed to the Administrative Agent and the Lenders, which opinion shall provide, among other things, that the execution and delivery of the Amendment by the Borrower and the consummation of the transactions contemplated thereby will not violate the corporate instruments of the Borrower or the terms of the Loan Documents, that the Credit Agreement may be amended as provided in this Amendment No. 3 with consent of the Required Lenders in accordance with Section 12.04 and shall otherwise be in form and substance acceptable to the Administrative Agent and the Lenders;

(iii) The Borrower shall have paid (1) the Administrative Agent the fees in the amounts previously agreed to be received on or prior to the Amendment No. 3 Effective Date and (2) all reasonable out-of-pocket costs and expenses of the Administrative Agent associated with this Amendment No. 3 and the preparation, reproduction, execution, delivery, administration, and enforcement of this Amendment No. 3 (including, without limitation, all reasonable fees and out-of-pocket expenses of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent); and

(iv) The Borrower shall have paid a fee to (i) each Lender who consents to this Amendment No. 3 on or prior to 12:00pm, Charlotte, NC time, on August 27, 2010 in an amount equal to 25 basis points of such consenting Lender’s Term Loans and used and unused Revolver Commitments on the Amendment No. 3 Effective Date.

Section 3. Representations and Warranties

On and as of the Amendment No. 3 Effective Date, after giving effect to this Amendment No. 3, the Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a) this Amendment No. 3 has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms and the Credit Agreement, as amended by this Amendment No. 3, constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms;

(b) No Default or Event of Default under the Credit Agreement exists or is continuing or would exist immediately after giving effect to this Amendment No. 3.

(c) No consent, approval, authorization or offer of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment No. 3.

(d) The representations and warranties set forth in Article VII of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

Section 4. Reference to and Effect on the Loan Documents

(a) As of the Amendment No. 3 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment No. 3 and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Amendment No. 3 as of the Amendment No. 3 Effective Date.

(b) As of the Amendment No. 3 Effective Date, Borrower hereby acknowledges that it has received and reviewed a copy of the Credit Agreement and acknowledges and agrees to be bound by all covenants, agreements and acknowledgments in the Credit Agreement and any other Loan Document and to perform all obligations and duties required of it by the Credit Agreement.

(c) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(d) The execution, delivery and effectiveness of this Amendment No. 3 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrower or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(e) This Amendment No. 3 shall constitute a Loan Document under the terms of the Credit Agreement.

Section 5. Acknowledgement of Guarantors

The Guarantors acknowledge and consent to all terms and conditions of this Amendment No. 3 and agree that this Amendment No. 3 and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Loan Documents.

Section 6. Confirmation of Security Documents

The Borrower hereby confirms and ratifies all of its obligations under the Loan Documents to which it is a party. By its execution on the signature lines provided below, each of the Loan Parties hereby confirms and ratifies all of its obligations and the Liens granted by it under the Security Instruments to which it is a party, confirms that the Security Instruments continue to grant valid Liens on the Collateral to the Collateral Agent for the benefit of the Secured Parties securing the Obligations, represents and warrants that the representations and warranties set forth in such Security Instruments are complete and correct on the date hereof as if made on and as of such date and confirms that all references in such Security Instruments to the “Credit Agreement” (or words of similar import) refer to the Credit Agreement as amended hereby without impairing any such obligations or Liens in any respect.

Section 7. Execution in Counterparts

This Amendment No. 3 may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy or other electronic transmission (i.e. “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Amendment No. 3.

Section 8. Lender Signatures

Each Lender that signs a signature page to this Amendment No.3 shall be deemed to have approved this Amendment No.3 and shall be further deemed for the purposes of the Loan Documents to have approved this Amendment No.3. Each Lender signatory to this Amendment No.3 agrees that such Lender shall not be entitled to receive a copy of any other Lender’s signature page to this Amendment No.3, but agrees that a copy of such signature page may be delivered to the Borrower and the Administrative Agent.

Section 9. Governing Law

This Amendment No. 3 shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction will be required thereby.

Section 10. Section Titles

The section titles contained in this Amendment No. 3 are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub clause or subsection of any Loan Document immediately followed by a reference in parenthesis to the title of the section of such Loan Document containing such clause, sub clause or subsection is a reference to such clause, sub clause or subsection and not to the entire section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such section, the reference to the title shall govern absent manifest error. If any reference to the number of a section (but not to any clause, sub clause or subsection thereof) of any Loan Document is followed immediately by a reference in parenthesis to the title of a section of any Loan Document, the title reference shall govern in case of direct conflict absent manifest error.

Section 11. Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 12. Severability

The fact that any term or provision of this Amendment No. 3 is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 13. Successors

The terms of this Amendment No. 3 shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 14. Waiver of Jury Trial

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT NO. 3 OR ANY OTHER LOAN DOCUMENT.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed by their respective officers thereunto duly authorized, as of the date first written above.

ATLAS PIPELINE PARTNERS, L.P.

By:	Atlas Pipeline Partners, GP, LLC, its General Partner

By:
Name:
Title:

GUARANTORS:

ATLAS PIPELINE OPERATING PARTNERSHIP, L.P.

By:	Atlas Pipeline Partners GP, LLC, its general partner

By:
Eric T. Kalamaras
Chief Financial Officer

ATLAS PIPELINE MID-CONTINENT, LLC
ATLAS PIPELINE TENNESSEE, LLC
APL LAUREL MOUNTAIN, LLC

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

By:
Eric T. Kalamaras
Chief Financial Officer

ATLAS MIDKIFF, LLC
ATLAS CHANEY DELL, LLC
SADDLEBACK PIPELINE, LLC
NOARK ENERGY SERVICES, LLC

By:	Atlas Pipeline Mid-Continent, LLC, its sole member

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

By:
Eric T. Kalamaras
Chief Financial Officer

ELK CITY OKLAHOMA PIPELINE, L.P.

By:	Elk City Oklahoma GP, LLC, its general partner

By:	Atlas Pipeline Mid-Continent, LLC, its sole member

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

By:
Eric T. Kalamaras
Chief Financial Officer

ECOP GAS COMPANY, LLC

By:	Elk City Oklahoma Pipeline, L.P.

By:	Elk City Oklahoma GP, LLC, its general partner

By:	Atlas Pipeline Mid-Continent, LLC, its sole member

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

By:
Eric T. Kalamaras
Chief Financial Officer

WELLS FARGO BANK, N.A., as Administrative Agent

By:
Name:
Title:

We hereby agree to all of the amendments contained in the Amendment No. 3 on the Amendment No. 3 Effective Date.

[ ], as a

[Term Loan] [Revolver Loan] Lender

By:
Name:
Title: